                                                                  EXHIBIT 3.9(b)

                      ARTICLES OF AMENDMENT TO THE ARTICLES
                                OF INCORPORATION
                                       OF
                              QUINCY JOIST COMPANY


         Pursuant to the provisions of Section 607.1001 of the Florida Business Corporation Act the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         1. The name of the corporation is: Quincy Joist Company

         2. The following amendments of the Articles of Incorporation were adopted by the Board of Directors of the corporation on October 5, 1995, in the manner prescribed by the Florida Business Corporation Act:

                                       1.

         RESOLVED, Article IV of the Articles of Incorporation is hereby amended to read as follows:

                  CAPITAL STOCK. The corporation is authorized to issue 1,110 shares of capital stock at a par value of $0.01 per share. The same is to be designated as "Common Shares".

                                       2.

         Articles XV of the Articles of Incorporation is hereby amended by deleting Article XV in its entirety.

                                       3.

         Article XXI of the Articles of Incorporation is hereby amended by deleting Article XXI in its entirety and replacing Article XXI with the following:

                  The directors of this corporation may take action by written consent as provided by law.

         3. No other amendments were adopted.

         4. One Thousand (1,000) shares of the corporation was outstanding at the time of the adoption, and the number of shares entitled to vote thereon was one thousand (1,000). No other group was entitled to vote on the amendment.

         5. The number of shares voted in favor of such amendment was one thousand (1,000), and the number of shares voted against such amendment was zero
(0). The number of votes cast was sufficient for approval.

         6. There shall be an additional 110 shares authorized and held as treasury shares until issued by the corporation for any lawful purpose.

         Date:  October 6, 1995


                                         QUINCY JOIST COMPANY

                                   By:   /s/  E. C. Addison
                                         -------------------------------------
                                         E. C. Addison, Chairman


                                   By:   /s/  T. Michael Phagans
                                         -------------------------------------
                                         T. Michael Phagans, Secretary


                                         Sole Shareholder: ADDISON STEEL, INC.


                                   By:   /s/  E.C. Addison
                                         -------------------------------------
                                         E. C. Addison, Chairman


                                   By:   /s/  T. Michael Phagans
                                         -------------------------------------
                                         T. Michael Phagans, Secretary

                                               (Corporate Seal)

STATE OF GEORGIA

COUNTY OF DOUGHERTY

         The foregoing instrument was acknowledged before me this 6th day of October, 1995, by E. C. ADDISON as Chairman of Quincy Joist Company, a Florida corporation, on behalf of the corporation. He was personally known to me.

                                        /s/   Kelly Dunn
                                         ---------------
                                        Name: Kelly Dunn
                                              ----------
                                        Notary Public

                                       2